UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 31, 2017

GIGAMON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35957	26-3963351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3300 Olcott Street
Santa Clara, California 95054
(Address of principal executive offices, including zip code)
(408) 831-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On February 2, 2017, Gigamon Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2016. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
This information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d)    Election of New Director
On January 31, 2017, the Board of Directors (the “Board”) of the Company elected Dario Zamarian to serve as a member of the Board, effective immediately. Mr. Zamarian will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2017.
Dario Zamarian has served as operating advisor at The Blackstone Group, a multinational private equity, alternative asset management and financial services corporation, since October 2013. From June 2012 to September 2013, Mr. Zamarian served as vice president and general manager, enterprise systems and solutions at Dell Inc., a computer technology corporation, and as vice president and general manager, networking from June 2010 to November 2012. From August 2006 to June 2010, Mr. Zamarian served as vice president and general manager of various divisions at Cisco Systems, Inc., a technology company specializing in networking products and services. Mr. Zamarian has served on the board of directors of a number of private companies. Mr. Zamarian holds an M.S. degree in electrical engineering from the Polytechnic University of Turin, Italy and an M.B.A. from INSEAD, France.
In connection with his election to the Board, Mr. Zamarian was granted (i) an award of 6,033 restricted stock units (the “Initial RSU Award”) under the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) and (ii) an award of 3,467 restricted stock units under the 2013 Plan (the “Additional Initial RSU Award” and together with the Initial RSU Award, the “Initial Awards”). The Initial RSU Award will vest in equal annual installments over a three-year period following his election to the Board, subject to Mr. Zamarian’s continued service on the Board through each applicable vesting date. The Additional Initial RSU Award will vest in equal monthly installments from the date of his election to the Board through the date of the Company’s next annual meeting of stockholders, provided, however, for the avoidance of doubt, that the Additional Initial RSU Award will vest fully on the date of such annual meeting of stockholders, subject to Mr. Zamarian’s continued service on the Board through each applicable vesting date. The Initial Awards are subject to the terms and conditions of the 2013 Plan and the Company’s outside director compensation policy, as amended (the “Outside Director Compensation Policy”). Furthermore, in accordance with the Company’s Outside Director Compensation Policy, Mr. Zamarian is also entitled to additional cash and equity compensation for his service on the Board and its committees, if any.
Mr. Zamarian also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-182662) filed with the Securities and Exchange Commission on May 29, 2013.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1*	Form of Indemnification Agreement between the Company and its directors and officers
99.1	Press release issued by Gigamon Inc., dated February 2, 2017
* Incorporated by reference to Exhibit 10.1 filed with the Company's Registration Statement on Form S-1 (File No. 333-182662), filed with the Securities and Exchange Commission on May 29, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGAMON INC.

Date:	February 2, 2017	By:	/s/ Rex S. Jackson
Rex S. Jackson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Form of Indemnification Agreement between the Company and its directors and officers
99.1	Press release issued by Gigamon Inc., dated February 2, 2017
* Incorporated by reference to Exhibit 10.1 filed with the Company's Registration Statement on Form S-1 (File No. 333-182662), filed with the Securities and Exchange Commission on May 29, 2013.